                 [ROBINSON, BRADSHAW & HINSON, P.A. Letterhead]



                                  May 20, 1999


Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
Attention: Mr. Stephen P. Zelnak, Jr.

         Re:      Martin Marietta Materials, Inc.
                  Registration on Statement on Form S-8

Ladies and Gentlemen:

         We have served as special counsel to Martin Marietta Materials, Inc. (the "Company") in connection with the Company's registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 5,000,000 shares of the Company's common stock, $.01 par value (the "Shares"), pursuant to the Martin Marietta Materials, Inc. Stock-Based Award Plan (the "Plan"). We understand that the Registration Statement is being filed with the Securities and Exchange Commission and that this letter is to be included as
Exhibit 24(b) thereof.

         We have examined the Plan, the Registration Statement, the articles of incorporation and the bylaws of the Company, corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.

         Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina; and

         2. The Shares, when issued and sold by the Company pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

         The opinions expressed herein are contingent upon the Company's articles of incorporation and bylaws not being amended after the date hereof and prior to the issuance of any of the Shares in any manner that would affect the matters addressed herein.

Martin Marietta Materials, Inc.
May 20, 1999
Page 2



         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             ROBINSON, BRADSHAW & HINSON, P.A.

                                             /s/ Stephen M. Lynch

                                             Stephen M. Lynch

SML/mer